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3.3      ARTICLES OF AMENDMENT OF TELEPLUS, INC.


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                                 TELEPLUS, INC.


The undersigned certify that:

         They are the President and the Secretary of TelePlus, Inc., a California corporation (the "Corporation").

         2. Article IV of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                  "Article IV   CAPITAL STRUCTURE

                  This corporation is authorized to issue only one class of shares of stock and the total number of shares which this Corporation is authorized to issue is Ten Million (10,000,000) shares. Each share of outstanding shares as of the effective date of filing of this Certificate of Amendment of the Articles of Incorporation shall, upon the filing of this Certificate of Amendment of the Articles of Incorporation, automatically and without further action be split into fifty (50) shares of Common Stock."

         3. That the foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation and the required vote of the shareholders in accordance with Section 902 of the California Corporations code. The total number of outstanding shares of Common Stock of the Corporation is 100,000 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         4. They further declare under penalty of perjury under the laws of the State of California that the matters set forth in this instrument are true and correct of their own knowledge.

         Dated:  July 8, 2004



                                             /S/ CLAUDE BUCHERT
                                             -----------------------------------
                                             Claude Buchert, President


     [OFFICE OF THE SECRETARY
          OF STATE SEAL]

                                             /S/ HELENE LEGENDRE
                                             -----------------------------------
                                             Helene Legendre, Secretary